First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                        2005                                       2004
                                                   ----------------------------------------------      ----------------------------
                                                   September 30,       June 30,        March 31,       December 31,   September 30,
                                                   -------------     -----------      -----------      ------------   -------------
===================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
===================================================================================================================================
Securities available for sale                       $ 1,663,178        1,726,822        1,741,486        1,170,129        1,171,011
Loans and leases:
   Commercial:
    Real estate                                     $ 1,818,217        1,773,773        1,721,393        1,268,858        1,212,545
    Business                                        $   479,473          482,855          462,549          345,520          342,382
                                                    -----------      -----------      -----------      -----------      -----------
      Total commercial loans                        $ 2,297,690        2,256,628        2,183,942        1,614,378        1,554,927

   Residential real estate                          $ 2,136,961        2,117,609        2,114,420        1,132,471        1,150,032
   Home equity                                      $   383,350          355,030          344,589          247,190          236,357
   Other consumer                                   $   181,488          178,681          186,413          174,309          185,518
   Specialized lending                              $   159,935          158,361          154,380           79,358           80,264
   Net deferred costs and discounts                 $    16,153           13,798           12,573            8,971            9,123
                                                    -----------      -----------      -----------      -----------      -----------
      Total loans and leases                        $ 5,175,577        5,080,107        4,996,317        3,256,677        3,216,221
   Allowance for credit losses                      $    72,290           72,869           72,868           41,422           41,273
                                                    -----------      -----------      -----------      -----------      -----------
      Loans and leases, net                         $ 5,103,287        5,007,238        4,923,449        3,215,255        3,174,948
Goodwill and other intangibles                      $   763,250          735,514          738,191          345,660          347,865
Total assets                                        $ 8,039,284        7,982,290        7,907,976        5,078,374        5,065,135
Total interest-earning assets                       $ 6,905,767        6,838,326        6,780,978        4,445,724        4,410,707

Deposits:
   Core:
    Savings                                         $ 1,652,552        1,664,203        1,705,258        1,086,769        1,066,321
    Interest-bearing checking                       $ 1,130,264        1,170,013        1,241,760          912,598          919,378
    Noninterest-bearing                             $   569,308          567,134          524,219          291,491          285,322
                                                    -----------      -----------      -----------      -----------      -----------
      Total core deposits                           $ 3,352,124        3,401,350        3,471,237        2,290,858        2,271,021
   Certificates                                     $ 1,996,097        1,847,696        1,704,498        1,046,824        1,045,604
                                                    -----------      -----------      -----------      -----------      -----------
      Total deposits                                $ 5,348,221        5,249,046        5,175,735        3,337,682        3,316,625

Short-term borrowings                               $   436,348          454,361          384,399          209,236          192,282
Long-term borrowings                                $   726,979          790,967          851,461          541,450          532,996
Total interest-bearing liabilities                  $ 5,942,240        5,927,240        5,887,376        3,796,877        3,756,581
Stockholders' equity                                $ 1,380,970        1,381,168        1,390,713          928,162          937,307
Tangible equity (1)                                 $   617,720          645,654          652,522          582,502          589,442
Fair value adjustment included in
   stockholders' equity                             $   (15,005)          (8,080)         (15,247)          (5,106)          (3,625)
Net earning assets                                  $   963,527          911,086          893,602          648,847          654,126
Common shares outstanding (2)                           109,755          110,162          112,460           78,277           79,246
Treasury shares                                           6,075            5,680            3,327            1,781              747
Total loans serviced for others                     $   372,341          368,436          372,461          325,125          326,936

===================================================================================================================================
CAPITAL
===================================================================================================================================
Tier 1 risk based capital                                 11.95%           12.01%           12.52%           16.40%           16.43%
Total risk based capital                                  13.20%           13.26%           13.77%           17.65%           17.68%
Tier 1 (core) capital                                      8.11%            8.10%            8.44%           11.40%           11.31%
Tangible capital                                           8.11%            8.10%            8.44%           11.40%           11.31%
Equity to assets                                          17.18%           17.30%           17.59%           18.28%           18.51%
Tangible equity to tangible assets (1)                     8.49%            8.91%            9.10%           12.31%           12.50%
Book value per share (2)                            $     12.58            12.54            12.37            11.86            11.83
Tangible book value per share (1)(2)                $      5.63             5.86             5.80             7.44             7.44

===================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
===================================================================================================================================
Non-performing loans:
   Commercial real estate                           $     8,791            4,339            4,513            3,416            5,414
   Commercial business                              $     2,541            3,864            2,005            1,564            1,745
   Residential real estate                          $     5,389            5,472            7,694            4,276            4,536
   Home equity                                      $       621              685              803              519              390
   Other consumer                                   $     1,060              667              915              801              677
   Specialized lending                              $     3,945            4,058            4,148            1,452            2,177
                                                    -----------      -----------      -----------      -----------      -----------
    Total non-performing loans                      $    22,347           19,085           20,078           12,028           14,939
Real estate owned                                   $     1,097              977            1,111              740              691
                                                    -----------      -----------      -----------      -----------      -----------
    Total non-performing assets                     $    23,444           20,062           21,189           12,768           15,630

Provision for credit losses                         $     1,647              900            2,301            1,846            1,742
Net loan charge-offs                                $     2,226              899            1,539            1,697            1,903
Net charge-offs to average loans (annualized)              0.17%            0.07%            0.13%            0.21%            0.24%
Provision for credit losses as a
   percentage of average loans (annualized)                0.13%            0.07%            0.19%            0.23%            0.22%
Total non-performing loans to total loans                  0.43%            0.38%            0.40%            0.37%            0.46%
Total non-performing assets as a
   percentage of total assets                              0.29%            0.25%            0.27%            0.25%            0.31%
Allowance for credit losses to total loans                 1.40%            1.43%            1.46%            1.27%            1.28%
Allowance for credit losses
   to non-performing loans                                323.5%           381.8%           362.9%           344.4%           276.3%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                             1,922            1,777            1,720            1,200            1,207
Number of branches                                          117              116              115               71               71

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                           2005                                             2004
                                   -----------------------------------------------------  -----------------------------------------
                                   Year-to-Date      Third       Second         First     Year Ended        Fourth         Third
                                   September 30,   Quarter       Quarter       Quarter    December 31,     Quarter        Quarter
                                   -------------  ----------    ----------    ----------  ------------    ----------     ----------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                     $  276,742        96,297        93,930        86,515      224,578         58,954         56,818
Interest expense                    $   89,454        32,801        30,368        26,285       68,476         18,028         17,180
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Net interest income             $  187,288        63,496        63,562        60,230      156,102         40,926         39,638
Provision for credit losses         $    4,848         1,647           900         2,301        8,442          1,846          1,742
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Net interest income after
       provision for credit losses  $  182,440        61,849        62,662        57,929      147,660         39,080         37,896

Noninterest income:
   Banking services                 $   27,552        10,115         9,448         7,989       19,818          5,378          5,296
   Risk management services         $   20,871         8,840         6,162         5,869       17,391          4,193          4,308
   Wealth management services       $    4,327         1,435         1,451         1,441        4,764          1,172          1,257
   Lending and leasing              $    5,269         1,923         1,770         1,576        4,676          1,359          1,117
   Bank-owned life insurance        $    3,093           965         1,072         1,056        3,761            860            826
   Other                            $    3,340         2,362           498           480        1,456            559            303
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Total noninterest income        $   64,452        25,640        20,401        18,411       51,866         13,521         13,107

Noninterest expense:
   Salaries and benefits            $   71,892        26,006        23,677        22,209       65,264         16,676         16,790
   Occupancy and equipment          $   13,919         4,765         4,677         4,477       12,513          2,958          3,079
   Technology and communications    $   13,982         5,091         4,827         4,064       11,499          3,163          2,883
   Marketing and advertising        $    5,539         1,685         2,143         1,711        4,738          1,403            998
   Professional services            $    6,064         1,718         1,802         2,544        5,117          1,889          1,460
   Amortization of intangibles      $    8,616         3,254         2,854         2,508        4,605          1,218          1,182
   Other                            $   17,810         5,289         6,181         6,340       17,114          4,737          3,986
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Total noninterest expense       $  137,822        47,808        46,161        43,853      120,850         32,044         30,378

    Income before income taxes      $  109,070        39,681        36,902        32,487       78,676         20,557         20,625
Income taxes                        $   39,711        15,508        12,811        11,392       26,859          6,998          7,295
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Net income                      $   69,359        24,173        24,091        21,095       51,817         13,559         13,330
                                    ==========    ==========    ==========    ==========   ==========     ==========     ==========

===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
   Basic                            $     0.63          0.22          0.22          0.19         0.66           0.17           0.17
   Diluted                          $     0.63          0.22          0.22          0.19         0.65           0.17           0.17
Cash dividends                      $     0.28          0.10          0.09          0.09         0.30           0.08           0.08
Dividend payout ratio                    44.44%        45.45%        40.91%        47.37%       45.45%         47.06%         47.06%
Dividend yield (annualized)               2.59%         2.75%         2.48%         2.76%        2.15%          2.28%          2.38%
Market price (NASDAQ: FNFG):
   High                             $    15.16         15.16         14.65         14.16        15.78          14.85          14.00
   Low                              $    12.05         13.78         12.05         12.80        11.49          13.18          11.84
   Close                            $    14.44         14.44         14.58         13.21        13.95          13.95          13.38

===================================================================================================================================
SELECTED RATIOS
===================================================================================================================================
Net income (annualized):
   Return on average assets               1.19%         1.20%         1.22%         1.15%        1.05%          1.06%          1.05%
   Return on average equity               6.75%         6.89%         6.95%         6.40%        5.59%          5.76%          5.67%
   Return on average tangible
      equity (1)                         14.18%        14.84%        14.81%        12.89%        8.75%          9.16%          9.04%

Noninterest income as a percentage
   of net revenue                        25.60%        28.77%        24.30%        23.41%       24.94%         24.83%         24.85%
Efficiency ratio                          54.7%         53.6%         55.0%         55.8%        58.1%          58.9%          57.6%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                           2005                                             2004
                                   -----------------------------------------------------  -----------------------------------------
                                   Year-to-Date      Third       Second         First     Year Ended        Fourth         Third
                                   September 30,   Quarter       Quarter       Quarter    December 31,     Quarter        Quarter
                                   -------------  ----------    ----------    ----------  ------------    ----------     ----------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Securities, at amortized cost       $1,700,832     1,684,748     1,750,517     1,667,038    1,177,203      1,175,149      1,191,767
Loans (3)                           $4,938,003     5,097,883     5,014,075     4,697,778    3,109,335      3,230,411      3,177,191
Total interest-earning assets       $6,703,027     6,866,195     6,826,189     6,411,701    4,332,665      4,439,570      4,408,057
Goodwill and other intangibles      $  719,037       746,494       737,231       672,573      335,796        347,376        347,715
Total assets                        $7,798,740     8,002,582     7,934,615     7,452,984    4,949,717      5,075,322      5,033,077

Interest-bearing liabilities:
   Savings accounts                 $1,649,212     1,669,466     1,675,953     1,601,471    1,033,983      1,075,082      1,074,032
   Checking                         $1,176,003     1,151,334     1,187,863     1,189,229      889,372        918,571        928,300
   Certificates of deposit          $1,759,985     1,905,781     1,800,333     1,570,152    1,081,034      1,043,603      1,039,097
   Borrowed funds                   $1,201,764     1,183,924     1,239,808     1,181,532      677,784        741,044        686,437
                                    ----------    ----------    ----------    ----------   ----------     ----------     ----------
    Total interest-bearing
       liabilities                  $5,786,964     5,910,505     5,903,957     5,542,384    3,682,173      3,778,300      3,727,866

Noninterest-bearing deposits        $  538,579       584,871       547,366       482,375      275,227        292,066        303,244
Total liabilities                   $6,425,618     6,609,765     6,544,716     6,116,957    4,021,960      4,138,949      4,098,522
Stockholders' equity                $1,373,122     1,392,817     1,389,899     1,336,026      927,757        936,373        934,555
Tangible equity (1)                 $  654,085       646,323       652,668       663,453      591,961        588,997        586,840

Net earning assets                  $  916,063       955,690       922,232       869,317      650,492        661,270        680,191
Common shares outstanding (2):
   Basic                               109,859       110,227       111,128       108,200       78,750         78,735         79,257
   Diluted                             110,858       111,239       112,033       109,246       79,970         79,882         80,312

===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES
===================================================================================================================================
Securities, at amortized cost             3.42%         3.49%         3.42%         3.35%        2.86%          2.97%          2.91%
Loans                                     6.26%         6.31%         6.26%         6.21%        6.14%          6.21%          6.05%
Total interest-earning assets             5.51%         5.59%         5.51%         5.43%        5.18%          5.30%          5.15%

Savings accounts                          1.04%         1.13%         1.01%         0.98%        0.94%          1.01%          0.95%
Interest-bearing checking                 1.07%         1.14%         1.08%         1.00%        0.93%          1.02%          0.94%
Certificates of deposit                   2.62%         2.86%         2.61%         2.32%        2.21%          2.24%          2.17%
Borrowed funds                            3.65%         3.70%         3.64%         3.62%        3.91%          3.80%          3.90%
    Total interest-bearing
       liabilities                        2.07%         2.20%         2.06%         1.92%        1.86%          1.90%          1.83%

Net interest rate spread                  3.44%         3.39%         3.45%         3.51%        3.32%          3.40%          3.32%
Net interest rate margin                  3.72%         3.69%         3.72%         3.76%        3.60%          3.69%          3.60%

----------

(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Net of deferred costs and unearned discounts.